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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)
for Tender of Shares of Common Stock of
EMCORE Corporation

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

        As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock of EMCORE Corporation, a New Jersey corporation (the "Company"), no par value per share (the "Shares"), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date (or the procedures for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit delivery of all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

        This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

By First Class Mail:	By Registered, Certified or Express Mail, Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Toll-free (877) 248-6417
(718) 921-8317
Fax (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET
FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Date. Deliveries to the Company, to the Dealer Manager, the Information Agent or the book-entry transfer facility (as described in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to EMCORE Corporation, a New Jersey corporation (the "Company"), at the price per Share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 15, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

        Number of Shares to be tendered:                        Shares. Unless otherwise indicated, it will be assumed that all Shares are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered At Price Determined By Shareholder," the undersigned hereby tenders Shares at the purchase price as shall be determined by EMCORE in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that EMCORE will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by EMCORE in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned's Shares being deemed to be tendered at the minimum price of $6.25 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving the minimum price of $6.25 per Share.

2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER "Shares Tendered At Price Determined Under The Offer," the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in EMCORE purchasing none of the Shares tendered hereby if the purchase price determined by EMCORE for the Shares is less than the price checked below.

☐	$6.25	☐	$6.55
☐	$6.35	☐	$6.65
☐	$6.45	☐	$6.75

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

ODD LOTS
(See Section 1 of the Offer to Purchase and Instruction 15 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
☐ is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
In addition, the undersigned is tendering Shares either (check one box):
☐ at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or
☐ at the price per Share indicated above in the section captioned "Shares Tendered At Price Determined By Shareholder."

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Instruction 14 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐ The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked the box below:
☐ The tendered Shares represent all Shares held by the undersigned.

Certificate Nos. (if available):
Name(s) of Record Holder(s):	(Please Type or Print)
Address(es):
Zip Code(s):
Daytime Area Code and Telephone Number:
Signature(s):
Dated: , 2015
If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Name of Tendering Institution:
Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

 GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution," as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees that (1) the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at the Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated: , 2015

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)